Exhibit 99.1

Contact:	Brett S. Perryman
Laura Nicoll
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results
for Fourth Quarter and Full Year 2006

Company Reports EPS of $1.21, Cash EPS of $1.79 for Fourth Quarter,
EPS of $3.74, Cash EPS of $5.68 for Full Year 2006

Boston, MA, January 24, 2007— Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2006.

Cash earnings per share (“Cash EPS”) for the fourth quarter of 2006 were $1.79, compared to $1.42 for the fourth quarter of 2005, while diluted earnings per share for the fourth quarter of 2006 were $1.21, compared to $0.90 for the same period of 2005.  Cash Net Income was $68.6 million for the fourth quarter of 2006, compared to $56.2 million for the fourth quarter of 2005.  Net Income for the fourth quarter of 2006 was $49.0 million, compared to $38.8 million for the fourth quarter of 2005.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the fourth quarter of 2006, revenue was $328.8 million, compared to $272.5 million for the fourth quarter of 2005.  EBITDA for the fourth quarter of 2006 was $105.2 million, compared to $83.4 million for the same period of 2005.

For the year ended December 31, 2006, Cash Net Income was $222.5 million, while EBITDA was $342.1 million.  For the same period, Net Income was $151.3 million, on revenue of $1,170.4 million.  For the year ended December 31, 2005, Cash Net Income was $186.1 million, while EBITDA was $267.5 million.  For the same period, Net Income was $119.1 million, on revenue of $916.5 million.

Net client cash flows for the fourth quarter of 2006 were approximately $6.6 billion, with flows in the institutional, mutual fund, and high net worth channels of $6.7 billion, $91 million, and $(240) million, respectively.  Net client cash flows for the full year 2006 were $19.4 billion.  Aggregate assets under management grew by $57 billion, or 31%, during 2006 to $241.1 billion at December 31, 2006.

“AMG’s fourth quarter capped an exceptional year with strong results across our business,” stated Sean M. Healey, President and Chief Executive Officer.  “Cash earnings per share for the fourth quarter were $1.79, a 26% increase over the same period of 2005.  Assets under management increased in 2006 to over $241 billion, principally driven by outstanding organic growth of $46 billion, or 25%, including a record $19.4 billion in net client cash flows.  These net flows added $25.9 million to AMG’s annualized EBITDA.”

Mr. Healey continued, “Our Affiliates generated excellent investment performance and net client cash flows during both the quarter and the full year.  We saw this across all investment product categories, with Affiliates performing well in growth and value equities, domestic and global equities, as well as alternative products.  In a year of strong growth in most equity market indices, AMG was well positioned for outstanding results, particularly through our participation in fast-growing areas including alternative and international investments.  With high quality alternative products managed by Affiliates including First Quadrant, AQR and Third Avenue, and strong-performing international products offered by Affiliates such as Tweedy, Browne, AQR, and Genesis, AMG is well positioned within these segments.”

Mr. Healey concluded, “In addition to the strong results of our existing Affiliates, we continue to generate earnings growth through accretive investments in new Affiliates.  In the fourth quarter, we were pleased to welcome a new Affiliate, Chicago Equity Partners, a leading manager of quantitative equity and fixed income products with over $12 billion in assets under management.  Looking ahead, with an established reputation as the premier succession planning partner of choice among growing, mid-sized asset management firms, our prospects for new investments remain strong.  We are making excellent progress in cultivating relationships with a wide range of high quality asset management firms, and are confident that we will continue to add materially to AMG’s growth and diversity through investments in attractive new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2005.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-866-249-5225 (domestic calls) or 1-303-262-2005 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11082463.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Revenue	$272,497	$328,764

Net Income	$38,764	$48,954

Cash Net Income (A)	$56,216	$68,588

EBITDA (B)	$83,422	$105,220

Average shares outstanding - diluted	45,303,516	44,599,646

Earnings per share - diluted	$0.90	$1.21

Average shares outstanding - adjusted diluted (C)	39,707,676	38,382,648

Cash earnings per share - diluted (C)	$1.42	$1.79

	December 31, 2005	December 31, 2006

Cash and cash equivalents	$140,423	$201,729

Senior debt	$241,250	$365,500

Senior convertible securities	$424,232	$413,358

Mandatory convertible securities	$300,000	$300,000

Junior convertible trust preferred securities (D)	$—	$300,000

Stockholders’ equity	$817,381	$499,222

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Revenue	$916,492	$1,170,353

Net Income	$119,069	$151,277

Cash Net Income (A)	$186,103	$222,454

EBITDA (B)	$267,463	$342,118

Average shares outstanding - diluted	44,689,655	45,159,002

Earnings per share - diluted	$2.81	$3.74

Average shares outstanding - adjusted diluted (C)	38,404,868	39,184,738

Cash earnings per share - diluted (C)	$4.85	$5.68

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Net Income	$38,764	$48,954
Convertible securities interest expense, net (E)	2,055	5,117
Net Income, as adjusted	$40,819	$54,071

Average shares outstanding - diluted	45,303,516	44,599,646

Earnings per share - diluted	$0.90	$1.21

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Net Income	$119,069	$151,277
Convertible securities interest expense, net (E)	6,693	17,618
Net Income, as adjusted	$125,762	$168,895

Average shares outstanding - diluted	44,689,655	45,159,002

Earnings per share - diluted	$2.81	$3.74

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Average shares outstanding - diluted	45,303,516	44,599,646
Assumed issuance of COBRA shares	(6,752,305)	(7,188,461)
Assumed issuance of LYONS shares	(2,337,698)	(2,122,932)
Assumed issuance of Trust Preferred shares (D)	—	(2,000,000)
Dilutive impact of COBRA shares	2,757,892	4,090,419
Dilutive impact of LYONS shares	736,271	1,003,976
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding - adjusted diluted (C)	39,707,676	38,382,648

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Average shares outstanding - diluted	44,689,655	45,159,002
Assumed issuance of COBRA shares	(6,346,063)	(7,066,493)
Assumed issuance of LYONS shares	(2,342,522)	(2,171,762)
Assumed issuance of Trust Preferred shares (D)	—	(1,489,011)
Dilutive impact of COBRA shares	1,865,097	3,794,935
Dilutive impact of LYONS shares	538,701	958,067
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding - adjusted diluted (C)	38,404,868	39,184,738

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management (F)

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, September 30, 2006	$54,359	$128,929	$27,411	$210,699
Net client cash flows	91	6,721	(240)	6,572
New investment (G)	612	11,138	143	11,893
Other Affiliate transactions (H)	—	(345)	(562)	(907)
Investment performance	3,179	8,282	1,422	12,883
Assets under management, December 31, 2006	$58,241	$154,725	$28,174	$241,140

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2005	$50,268	$109,299	$24,743	$184,310
Net client cash flows	458	18,472	489	19,419
New investment (G)	612	11,138	143	11,893
Other Affiliate transactions (H)	—	(345)	(562)	(907)
Investment performance	6,903	16,161	3,361	26,425
Assets under management, December 31, 2006	$58,241	$154,725	$28,174	$241,140

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results (F)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	12/31/05	of Total	12/31/06	of Total
Revenue
Mutual Fund	$113,738	42%	$131,024	40%
Institutional	122,028	45%	158,490	48%
High Net Worth	36,731	13%	39,250	12%
	$272,497	100%	$328,764	100%

EBITDA (B)
Mutual Fund	$30,006	36%	$38,110	36%
Institutional	44,901	54%	55,908	53%
High Net Worth	8,515	10%	11,202	11%
	$83,422	100%	$105,220	100%

	Year		Year
	Ended	Percent	Ended	Percent
	12/31/05	of Total	12/31/06	of Total
Revenue
Mutual Fund	$400,859	44%	$501,739	43%
Institutional	385,681	42%	514,761	44%
High Net Worth	129,952	14%	153,853	13%
	$916,492	100%	$1,170,353	100%

EBITDA (B)
Mutual Fund	$110,303	41%	$138,246	40%
Institutional	125,152	47%	162,251	48%
High Net Worth	32,008	12%	41,621	12%
	$267,463	100%	$342,118	100%

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	12/31/05	12/31/06

Net Income	$38,764	$48,954
Intangible amortization	6,875	6,845
Intangible amortization - equity method investments (I)	2,296	2,327
Intangible-related deferred taxes	6,873	8,986
Affiliate depreciation	1,408	1,476
Cash Net Income (A)	$56,216	$68,588

Cash flow from operations	$67,496	$69,883
Interest expense, net of non-cash items	9,527	14,638
Current tax provision	14,995	17,856
Income from equity method investments, net of distributions (I)	12,929	12,298
Changes in assets and liabilities and other adjustments	(21,525)	(9,455)
EBITDA (B)	$83,422	$105,220
Holding company expenses	17,123	5,434
EBITDA Contribution	$100,545	$110,654

	Year	Year
	Ended	Ended
	12/31/05	12/31/06

Net Income	$119,069	$151,277
Intangible amortization	24,873	27,378
Intangible amortization - equity method investments (I)	8,483	9,290
Intangible-related deferred taxes	28,791	28,779
Affiliate depreciation	4,887	5,730
Cash Net Income (A)	186,103	222,454

Cash flow from operations	$204,078	$301,003
Interest expense, net of non-cash items	32,512	53,578
Current tax provision	38,895	55,267
Income from equity method investments, net of distributions (I)	18,889	1,575
Changes in assets and liabilities and other adjustments	(26,911)	(69,305)
EBITDA (B)	$267,463	$342,118
Holding company expenses	46,401	42,220
EBITDA Contribution	$313,864	$384,338

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006

Revenue	$272,497	$328,764	$916,492	$1,170,353

Operating expenses:
Compensation and related expenses	106,415	114,372	365,960	472,400
Selling, general and administrative	46,793	54,314	162,078	184,019
Amortization of intangible assets	6,875	6,845	24,873	27,378
Depreciation and other amortization	1,977	2,377	7,029	8,763
Other operating expenses	6,426	7,182	21,497	23,880
	168,486	185,090	581,437	716,440
Operating income	104,011	143,674	335,055	453,913

Non-operating (income) and expenses:
Investment and other income	(3,087)	(7,949)	(8,871)	(16,943)
Income from equity method investments	(16,722)	(18,788)	(26,970)	(38,318)
Investment income from Affiliate investments in partnerships (K)	(278)	(6,852)	(445)	(3,400)
Interest expense	10,744	15,966	37,426	58,800
	(9,343)	(17,623)	1,140	139

Income before minority interest and taxes	113,354	161,297	333,915	453,774
Minority interest (J)	(51,824)	(76,898)	(144,263)	(212,523)
Minority interest in Affiliate investments in partnerships (K)	—	(6,694)	—	(3,364)
Income before income taxes	61,530	77,705	189,652	237,887

Income taxes - current	14,995	17,856	38,895	55,267
Income taxes - intangible-related deferred	6,873	8,986	28,791	28,779
Income taxes - other deferred	898	1,909	2,897	2,564
Net Income	$38,764	$48,954	$119,069	$151,277

Average shares outstanding - basic	33,832,572	29,930,399	33,667,542	31,289,005
Average shares outstanding - diluted	45,303,516	44,599,646	44,689,655	45,159,002

Earnings per share - basic	$1.15	$1.64	$3.54	$4.83
Earnings per share - diluted	$0.90	$1.21	$2.81	$3.74

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$140,423	$201,729
Investment advisory fees receivable	148,850	201,385
Affiliate investments in partnerships (K)	5,079	108,350
Prepaid expenses and other current assets	48,529	57,017
Total current assets	342,881	568,481

Fixed assets, net	50,592	63,984
Equity investments in Affiliates	301,476	293,440
Acquired client relationships, net	483,692	502,066
Goodwill	1,093,249	1,177,227
Other assets	49,746	60,722
Total assets	$2,321,636	$2,665,920

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$176,711	$246,727
Senior debt	65,750	—
Payables to related party	14,127	41,086
Total current liabilities	256,588	287,813

Senior debt	175,500	365,500
Senior convertible securities	424,232	413,358
Mandatory convertible securities	300,000	300,000
Junior convertible trust preferred securities (D)	—	300,000
Deferred income taxes	182,623	218,584
Other long-term liabilities	20,149	11,209
Total liabilities	1,359,092	1,896,464

Minority interest (J)	145,163	166,138
Minority interest in Affiliate investments in partnerships (K)	—	104,096

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	593,090	609,369
Accumulated other comprehensive income	16,756	14,666
Retained earnings	503,188	654,465
	1,113,424	1,278,890
Less treasury stock, at cost	(296,043)	(779,668)
Total stockholders’ equity	817,381	499,222
Total liabilities and stockholders’ equity	$2,321,636	$2,665,920

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006

Cash flow from operating activities:
Net Income	$38,764	$48,954	$119,069	$151,277
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	6,875	6,845	24,873	27,378
Amortization of issuance costs	743	740	3,018	2,862
Depreciation and other amortization	1,977	2,377	7,029	8,763
Deferred income tax provision	7,771	10,895	31,688	31,343
Accretion of interest	474	588	1,896	2,360
Income from equity method investments, net of amortization	(16,722)	(18,788)	(26,971)	(38,318)
Distributions received from equity method investments	6,089	8,817	16,565	46,033
Tax benefit from exercise of stock options	2,839	601	13,942	5,482
Other adjustments	22	6,879	(2,231)	10,182
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(21,874)	(38,907)	(53,846)	(52,281)
Decrease in Affiliate investments in partnerships	—	4,842	—	7,707
(Increase) decrease in prepaids and other current assets	(12,316)	(7,691)	(8,258)	150
(Increase) decrease in other assets	1,771	1,858	(126)	3,159
Increase in accounts payable, accrued liabilities and other long-term liabilities	6,518	2,962	32,217	65,814
Increase in minority interest	44,565	38,911	45,213	29,092
Cash flow from operating activities	67,496	69,883	204,078	301,003

Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(4,409)	(102,712)	(85,175)	(123,262)
Purchase of fixed assets	(5,422)	(6,548)	(14,523)	(21,510)
Purchase of investment securities	—	(6,421)	(6,393)	(29,522)
Sale of investment securities	—	9,215	24,062	9,215
Cash flow used in investing activities	(9,831)	(106,466)	(82,029)	(165,079)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	49,500	207,000	224,500	602,000
Repayments of senior bank debt	(65,000)	(57,500)	(100,000)	(412,000)
Issuance of junior convertible trust preferred securities (D)	—	—	—	300,000
Repayment of debt assumed in new investment	—	—	(150,811)	—
Repayment of senior debt	—	(65,750)	—	(65,750)
Repurchase of senior debt	—	—	(10,000)	—
Issuance of common stock	4,635	5,941	28,892	52,765
Repurchase of common stock	(42,796)	(73,553)	(82,317)	(536,478)
Issuance costs	(2,009)	(576)	(2,660)	(9,982)
Settlement of forward equity sale agreement	—	—	(14,008)	—
Excess tax benefit from exercise of stock options	—	5,696	—	23,047
Cost of call spread option agreements	—	—	—	(13,290)
Repayment of notes payable and other liabilities	(377)	—	(15,863)	(7,687)
Redemptions of Minority interest - Affiliate investments in partnerships	—	(4,842)	—	(7,707)
Cash flow from (used in) financing activities	(56,047)	16,416	(122,267)	(75,082)

Effect of foreign exchange rate changes on cash and cash equivalents	(430)	(166)	364	464
Net increase (decrease) in cash and cash equivalents	1,188	(20,333)	146	61,306
Cash and cash equivalents at beginning of period	139,235	222,062	140,277	140,423

Cash and cash equivalents at end of period	$140,423	$201,729	$140,423	$201,729

Affiliated Managers Group, Inc.
Notes

(A)                              Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the
Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The
Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the
Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)                                EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting
EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                                Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding. The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation. This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)                               In the second quarter of 2006, the Company completed the private placement of convertible trust preferred securities. The convertible trust preferred securities were issued to investors by a wholly-owned trust, simultaneous with the issuance of $300 million of junior subordinated convertible debentures (the “junior convertible trust preferred” or “Trust Preferred” securities) by the Company to the trust.

(E)                                 Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the
Company’s contingently convertible securities and Trust Preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

(F)                                 During the first quarter of 2006, approximately $1.5 billion and $0.6 billion of existing assets under management were reclassified to the Institutional and Mutual Fund distribution channels, respectively, from the High Net Worth distribution channel, to conform to the current period’s presentation.  As such, financial information for prior periods has been revised to conform to this presentation.

(G)                                The Company completed its investment in Chicago Equity Partners, LLC during the quarter ended December 31,
2006.

(H)                               The Company transferred its interests in two Affiliates during the fourth quarter of 2006.  The financial effect of these transactions was not material to the Company’s results.

(I)                                    The Company is required to use the equity method of accounting for its investments in AQR Capital
Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together,
“equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the
Company’s reported assets under management.

(J)                                   Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the
Company.

(K)                               EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a
Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-05”),
became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the twelve months ending December 31, 2006, the total non-
operating income associated with those partnerships was $3.4 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $3.3 million; as of December 31, 2006, the total assets attributable to these investment partnerships was $108.4 million, while the portion owned by the outside owners was $104.1 million.